EXHIBIT 99.1

                NUTRITION 21 REPORTS FISCAL THIRD-QUARTER RESULTS

      PURCHASE, N.Y., April 30, 2004--Nutrition 21, Inc. (Nasdaq: NXXI), the leading developer and marketer of chromium-based nutritional supplements, today reported a fiscal third quarter net loss of $1.0 million ($0.03 per diluted share) on revenues of $2.6 million, compared with a net loss of $1.1 million ($0.03 per diluted share) on revenues of $3.1 million for the same period a year ago. For the nine months ended March 31, the Company reported a net loss of $3.3 million ($0.09 per diluted share) on revenues of $7.4 million, compared to a net loss of $3.5 million ($0.11 per diluted share) on revenues of $8.8 million for the comparable period a year ago.

      Gail Montgomery, President and CEO of the Company commented, "While revenues in the current year are lower, reflecting the discontinuance of the Lite Bites product line, fiscal third quarter gross profits were greater than the comparable period a year ago. Operating expenses for the quarter and nine-month periods, which were less than the comparable periods a year ago, were in line with our expectations. We are pleased that our base ingredient business is improving and continues to offset a significant portion of the research and development expense associated with the launch of Chromax and Diachrome, our chromium-based therapeutic brands."

      "We attained several important clinical milestones this quarter. Two clinical studies evaluating the effect of Diachrome(TM) on health markers of people with type 2 diabetes were concluded and have shown positive results. We have also concluded three additional studies on Chromax(R) chromium picolinate. While our largest and most pivotal trials are still underway, this growing body of evidence further supports our FDA health claim petition. It also supports our efforts to expand our licensing program for our patented uses and to develop key strategic alliances to market and distribute our brands. We look forward to announcing the trial results associated with these new findings in the fiscal fourth quarter and beginning our scientific outreach in earnest in fiscal 2005.

      We are still planning for business development expenses to increase as we draw closer to product launch dates. We also expect that our ingredient business will make a greater contribution to our operating margins in the year ahead," Montgomery concluded."

      At March 31, 2004, the Company had $4.4 million in cash and short-term investments, and working capital of $5.2 million, compared to $4.1 million in cash, and working capital of $4.1 million, at June 30, 2003.

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ABOUT NUTRITION 21

Nutrition 21 is a nutrition bioscience company using pharmaceutical quality research to substantiate the health benefits of nutritional supplements. It holds 24 patents for chromium compounds and their uses and 11 other nutrition patents. The Company's proprietary technologies focus on chromium picolinate and its relationship to insulin resistance, a condition implicated in type 2 diabetes, cardiovascular disease, obesity and depression. Nutrition 21 markets Chromax(R), chromium picolinate, the leading chromium ingredient used in supplements. The Company is developing its first branded product, Diachrome(TM), for people with type 2 diabetes intended to be marketed through healthcare channels. More information is available at http://www.nutrition21.com. www.chromax.com, and www.diachrome.com

SAFE HARBOR PROVISION

This press release may contain certain forward-looking statements. The words "believe," "expect," "anticipate" and other similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties, including without limitation: the effect of the expiration of patents; regulatory issues; uncertainty in the outcomes of clinical trials; changes in external market factors; changes in the Company's business or growth strategy or an inability to execute its strategy due to changes in its industry or the economy generally; the emergence of new or growing competitors; various other competitive factors; and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission, including its Form 10-K/A for the year ended June 30, 2003 and Form S-3/A filed January 27, 2004. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will in fact occur. Additionally, the Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

CONTACTS:

Investor Relations:
Tom Dean 212-421-2545

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                               NUTRITION 21, INC.

                      Condensed Consolidated Balance Sheets

                                 (in thousands)

                                                  March 31, 2004  June 30, 2003
                                                  --------------  -------------
                                                   (unaudited)
ASSETS

Current Assets
         Cash, cash equivalents
          and short-term investments                  $ 4,426     $ 4,059
         Accounts receivable, net                       1,360       1,140
         Other receivables                                984       1,100
         Inventories                                    1,010       1,135
         Prepaid expense and other current assets         280         196
                                                      -------     -------
Total Current Assets                                    8,060       7,630

Property and equipment, net                               357         479
Patents, trademarks, and other intangibles, net         9,434      10,612
Other assets                                              188         199
                                                      -------     -------
Total Assets                                          $18,039     $18,920
                                                      =======     =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
         Accounts payable and accrued expenses        $ 2,784     $ 3,456
         Contingent payments payable                       44          26
         Preferred dividends payable                       --           2
                                                      -------     -------

Total Liabilities                                       2,828       3,484
                                                      -------     -------
Stockholders' Equity                                   15,211      15,436
                                                      -------     -------
Total Liabilities and Stockholders' Equity            $18,039     $18,920
                                                      =======     =======

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
                               NUTRITION 21, INC.

                     Consolidated Statements of Operations

                     (in thousands, except per share data)

                                  (unaudited)

                                           Three Months Ended         Nine Months Ended
                                               March 31,                  March 31,
                                        ----------------------      ----------------------
                                          2004          2003          2004          2003
                                        --------      --------      --------      --------

Net Sales                               $  2,577      $  3,082      $  7,230      $  8,605
Other Revenues                                71            50           171           175
                                        --------      --------      --------      --------
Total Revenues                             2,648         3,132         7,401         8,780

Cost of Goods Sold                           451         1,021         1,596         2,811
                                        --------      --------      --------      --------
Gross Profit                               2,197         2,111         5,805         5,969

Selling, General and
 Administrative Expense                    2,009         1,764         5,762         5,786

Research and Development Expense             682         1,155         1,723         1,995

Depreciation and Amortization                540           649         1,619         2,046

Interest Income, net                          14             8            18            27
                                        --------      --------      --------      --------
(Loss) Before Income Taxes                (1,020)       (1,449)       (3,281)       (3,831)
Income Tax (benefit)                          --          (306)           --          (306)
                                        --------      --------      --------      --------
Net (loss)                              $ (1,020)     $ (1,143)     $ (3,281)     $ (3,525)
                                        ========      ========      ========      ========
Basic (loss) Per Share                  $  (0.03)     $  (0.03)     $  (0.09)     $  (0.11)
                                        ========      ========      ========      ========
Diluted (loss) Per Share                $  (0.03)     $  (0.03)     $  (0.09)     $  (0.11)
                                        ========      ========      ========      ========
Weighted Average

Number of Common Shares-Basic             37,992        33,603        36,363        33,212
                                        ========      ========      ========      ========
Weighted Average Number
 of Common Shares-Diluted                 37,992        33,603        36,363        33,212
                                        ========      ========      ========      ========
